Exhibit 10.5

Series      Form (RSA)

Grant Acceptance

            , 20

Dear Grantee:

As you were previously advised, on             , 20     (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Liberty Global, Inc. (the “Company”) approved the Award to you pursuant to the Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective October 31, 2006) (the “LGI Incentive Plan”) of the aggregate number of Restricted Shares, set forth on the signature page hereto (the “RSA Award”). The RSA Award represents the method of payment selected by the Committee for a portion of each of the following installments of your Earned Award under the Company’s Senior Executive Performance Incentive Plan (As Amended and Restated Effective May 2, 2007) (the “Performance Plan”): September 30, 2010, March 31, 2011 and September 30, 2011. The RSA Award equals     % of     % of the portion of your Earned Award due on each such installment date. Capitalized terms used and not otherwise defined in this Grant Acceptance have the meaning ascribed thereto in the Performance Plan, including, where applicable, the LGI Incentive Plan. On each such installment date, one-third of the RSA Award will vest, subject to forfeiture or acceleration as provided in Article IV and Section 5.2 of the Performance Plan.

The Restricted Shares included in the RSA Award will be registered in your name in a restricted shares account with the Company’s transfer agent. The Restricted Shares will remain in the custody or otherwise under the control of the Company or its designee until vesting, and you hereby agree to provide the Company a stock power substantially in the form of Exhibit A hereto, endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Performance Plan.

The RSA Award shall constitute issued and outstanding shares of the Company for all corporate purposes. You hereby contractually agree not to vote any of the Restricted Shares or to permit any other person, whether by proxy, voting agreement or otherwise, to vote any of the Restricted Shares prior to vesting thereof. Subject to the foregoing and to the limitations the LGI Incentive Plan with respect to Restricted Shares issued prior to vesting, you will have all rights, powers and privileges of a holder of common stock of the same series with respect to the Restricted Shares included in the RSA Award. Such limitations on your rights as a stockholder with respect to such Restricted Shares will cease at such time as the Restricted Shares vest and are delivered to you. Upon forfeiture of any unvested Restricted Shares, such Restricted Shares will be immediately retransferred to the Company and you will cease to have any rights with respect thereto. The RSA Award is subject to all of the terms and conditions of your Participation Certificate, the Performance Plan and the LGI Incentive Plan, and administrative interpretations of the Committee under the Performance Plan and LGI Incentive Plan.

As soon as practicable after the vesting of the Restricted Shares included in the RSA Award, and subject to the withholding referred to below, the Company will cause to be delivered to you a statement of holdings reflecting that the applicable number of shares of Common Stock, free of restrictions, are held for your benefit in uncertificated form by the third party service provider designated by the Company (currently UBS Financial Services Inc.). Delivery will be deemed effected for all purposes when the statement of holdings reflecting such shares of Common Stock has been delivered personally to you or, if delivery is by mail, when the statement of holdings has been deposited in the United States mail, addressed to you.

To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the vesting of all or any portion of the RSA Award, the Company shall withhold from the shares of Common Stock represented by the vested Restricted Shares and otherwise deliverable to you a number of shares of Common Stock with an aggregate Fair Market Value equal to the amount required to be withheld by the Company under such tax laws in connection with the vesting of such Restricted Shares, as determined by the Company (the “Required Withholding Amount”), unless you remit the Required Withholding Amount to the Company in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provision of this Grant Acceptance, the delivery of any shares of Common Stock represented by vested Restricted Shares may be postponed until any required withholding taxes have been paid to the Company.

Series      Form (RSA)

Your acceptance hereof shall evidence your explicit and unambiguous consent to the collection, use and transfer, in electronic or other form, of your personal data by and among, as applicable, your employer (the “Employer”) and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Performance Plan. You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any shares of stock or directorships or other positions held in the Company, its subsidiaries and affiliates, and details of the RSA Award, for the purpose of implementing, administering and managing the Performance Plan (“Data”).

You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Performance Plan, that these recipients may be located in your home country or elsewhere, and that the recipients’ country (e.g. the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Performance Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon settlement of the RSA Award.

You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Performance Plan. You understand that you may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your continued ability to participate in the Performance Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, you may contact your local human resources representative.

Please signify your acceptance of the RSA Award in payment of     % of     % of each of the September 30, 2010, March 31, 2011 and September 30, 2011 installments of your Earned Award by signing where indicated below and retuning a signed copy to Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Legal Department. Your acceptance is required by no later than             , 20    . The RSA Award will not be deemed granted until you accept the RSA Award.

Liberty Global, Inc.

Grant No.

Number of Restricted Shares (Series C Common Stock) Awarded:

ACCEPTED:

Grantee Name:
Address:

Optionee ID:

2